As filed with the Securities and Exchange Commission on November 2, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

W. R. Berkley Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization of registrant)

22-1867895

(I.R.S. Employer Identification Number)

475 Steamboat Road

Greenwich, Connecticut 06830

(203) 629-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip S. Welt, Esq.

Executive Vice President and Secretary

W. R. Berkley Corporation

475 Steamboat Road

Greenwich, Connecticut 06830

(203) 629-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service of registrant)

Please address a copy of all communications to:

Dwight S. Yoo

Marc S. Gerber

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

(212) 735-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

W. R. Berkley Corporation

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants to Purchase Common Stock, Warrants to Purchase Preferred Stock, Warrants to Purchase Debt Securities, Stock Purchase Contracts and Stock Purchase Units

We may offer, issue and sell, together or separately, from time to time the above-referenced securities. In addition, selling securityholders may offer and re-sell, from time to time, these securities on terms described in a prospectus supplement. This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of any securities to be offered in a prospectus supplement. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “WRB.” On October 30, 2026, the closing price of our common stock, as reported by the NYSE, was $73.86 per share. Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.

Investing in our securities involves risks. See “Risk Factors” on page 5 and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and in other documents that we subsequently file with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus.

Neither the SEC, any state securities commission nor any regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The date of this prospectus is November 2, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (the “Securities Act”). By using a shelf registration statement, we may offer and sell, from time to time, the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering and the offered securities. The prospectus supplement may also add, update, change or supersede information contained in this prospectus. If information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

You should carefully read this prospectus, any prospectus supplement, any free writing prospectus prepared by or on behalf of us, and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Unless otherwise indicated, all references in this prospectus to “we,” “us,” “our” or the “Company” refer to W. R. Berkley Corporation together with its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “potential,” “continued,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus, including statements related to our outlook for the industry and for our performance for the year 2026 and beyond, are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to:

•	the cyclical nature of the property casualty industry;

•	the impact of significant competition, including new entrants to the industry;

•	the long-tail and potentially volatile nature of the insurance and reinsurance business;

•	product demand and pricing;

•	claims development and the process of estimating reserves;

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investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, foreign government bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy-related and private equity investments;

•	the effects of emerging claim and coverage issues;

•	the uncertain nature of damage theories and loss amounts, including claims for cybersecurity-related risks;

•	natural and man-made catastrophic losses, including as a result of terrorist activities or the ongoing conflict with Iran;

•	the impact of climate-related risks, which may alter the frequency and increase the severity of catastrophe events;

•	general economic and market activities, including inflation, the risk of recession, changing interest rates, the impact of tariffs and volatility in the credit and capital markets;

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the impact of conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition;

•	cybersecurity breaches of our information technology systems and the information technology systems of our vendors and other third parties, or related processes and systems;

•	the increasing use of artificial intelligence technologies by us or third parties on which we rely could expose us to technological, security, legal and other risks;

•	the risk of future pandemics, as well as continuing effects of the COVID-19 pandemic;

•	foreign currency and political risks relating to our international operations;

•	our ability to attract and retain key personnel and qualified employees;

•	continued availability of capital and financing;

•	the success of our new ventures or acquisitions and the availability of other opportunities;

•	the availability of reinsurance;

•	our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”);

•	the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us;

•	other legislative and regulatory developments, including those related to business practices in the insurance industry;

•	credit risk relating to our policyholders, independent agents and brokers;

•	changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies;

•	the availability of dividends from our insurance company subsidiaries;

•	the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and

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other risks that are described in our filings with the SEC, including, but not limited to, the risks described in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and that are otherwise described or updated from time to time in our other filings with the SEC.

We describe some of these risks and uncertainties in greater detail in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated herein by reference. These risks and uncertainties could cause our actual results for the year 2026 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Our future financial performance is dependent upon factors discussed elsewhere in this prospectus and our other SEC filings. Forward-looking statements speak only as of the date on which they are made. Except to the extent required by applicable law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. For a discussion of factors that could cause actual results to differ, see “Risk Factors” below and the information contained in our publicly available filings with the SEC. These filings are described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

W. R. BERKLEY CORPORATION

Overview

W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty insurance business:

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Insurance—Our Insurance businesses underwrite predominantly commercial insurance business, including excess and surplus lines, admitted lines and specialty personal lines throughout the United States, as well as insurance business in Asia, Australia, Canada, Continental Europe, Mexico, Scandinavia, South America and the United Kingdom.

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Reinsurance & Monoline Excess—Our Reinsurance businesses provide facultative and treaty reinsurance in the United States, the Asia Pacific region, Australia, Continental Europe, South Africa and the United Kingdom, as well as operations that solely retain risk on an excess basis and certain program management business.

Our two reporting segments are each composed of individual businesses that serve a market defined by geography, products, services or industry served. Each of our businesses is positioned close to its customer base and participates in a niche market requiring specialized knowledge. This strategy of decentralized operations allows each of our businesses to identify and respond quickly and effectively to changing market conditions and specific customer needs, while capitalizing on the benefits of centralized capital, investment and reinsurance management, and corporate actuarial, financial, enterprise risk management and compliance support.

Our business approach is focused on meeting the needs of our customers, maintaining a high-quality balance sheet, and allocating capital to our best opportunities. New businesses are started when opportunities are identified and when the right talent and expertise are found to lead a business. Of our 60 businesses, 53 have been organized and developed internally and seven have been added through acquisition.

Other Information

For further information regarding us and our financial information, you should refer to our recent filings with the SEC.

We were incorporated in Delaware in 1970 as the successor to a New Jersey corporation that was incorporated in 1967. Our principal executive offices are located at 475 Steamboat Road, Greenwich, Connecticut 06830, and our telephone number is (203) 629-3000.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully consider and evaluate the specific risks discussed or incorporated by reference in this prospectus and the applicable prospectus supplement, together with all other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. You should consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference in this prospectus. If any of the events or circumstances described as risks actually occurs, our businesses, results of operations or financial condition could be materially and adversely affected. In such case, the market value of our securities could decline and you could lose part or all of your investment. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds from the sale of offered securities for general corporate purposes. We will not receive any proceeds in the event that securities are sold by a selling securityholder.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common stock;

•	preferred stock, which may be represented by depositary shares as described below;

•	unsecured senior or subordinated debt securities;

•	warrants to purchase common stock;

•	warrants to purchase preferred stock;

•	warrants to purchase debt securities;

•	stock purchase contracts to purchase common stock or preferred stock; and

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stock purchase units, each representing ownership of a stock purchase contract and, as security for the holder’s obligation to purchase common stock or preferred stock under the stock purchase contract, any of our other securities being registered hereby or preferred securities or debt obligations of third parties, including U.S. Treasury securities.

DESCRIPTION OF OUR CAPITAL STOCK

Authorized and Outstanding Capital Stock

Pursuant to our Restated Certificate of Incorporation, as amended (our “certificate of incorporation”), our authorized capital stock is 1,880,000,000 shares, consisting of:

•	5,000,000 shares of preferred stock, par value $0.10 per share; and

•	1,875,000,000 shares of common stock, par value $0.20 per share.

As of September 30, 2026, we had 371,447,663 outstanding shares of common stock, which excludes unissued shares reserved under various employee compensation plans, shares held by certain of our subsidiaries and shares held in a grantor trust. No shares of preferred stock are currently outstanding.

No holders of any class of our capital stock are entitled to preemptive rights.

In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. Our board of directors is empowered, without approval of our stockholders, to cause the preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by our board of directors include the dividend rights, voting rights, redemption rights, liquidation preferences, if any, conversion and exchange rights, retirement and sinking fund provisions and other rights, qualifications, limitations and restrictions of any wholly unissued series of preferred stock, the number of shares constituting that series and the terms and conditions of the issue of the shares.

The following is a summary of the material provisions and features of our certificate of incorporation, as amended to date, and our Amended and Restated By-Laws (our “by-laws”). You should refer to our certificate of incorporation and our by-laws for complete information regarding the provisions of our certificate of incorporation and our by-laws, including the definitions of some of the terms used below. Copies of our certificate of incorporation and our by-laws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever particular sections or defined terms of our certificate of incorporation and our by-laws are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

Common Stock

Subject to any preferential rights of any preferred stock created by our board of directors, each outstanding share of our common stock is entitled to such dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent our board of directors specifies voting power with respect to any preferred stock that is issued.

Each holder of our common stock is entitled to one vote for each share of common stock and does not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding-up of W. R. Berkley Corporation, holders of our common stock will be entitled to receive on a pro rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock, if any.

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Our common stock is listed on the New York Stock Exchange under the symbol “WRB.” All shares of our common stock currently issued and outstanding are fully paid and non-assessable. Shares of our common stock offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and non-assessable. A more detailed description of our common stock is set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, including any amendments or supplements thereto.

Preferred Stock

The particular terms of any series of preferred stock will be set forth in the prospectus supplement relating to the offering.

The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. The terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock will also be set forth in the prospectus supplement relating to the offering. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

Provisions of Our Certificate of Incorporation and By-Laws

Provisions of our certificate of incorporation and by-laws may delay or make more difficult unsolicited acquisitions or changes of our control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interests and the best interests of our stockholders.

Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of W. R. Berkley Corporation, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

These provisions include:

•	the establishment of a classified board of directors and the ability of our board to increase its size and to appoint directors to fill newly created directorships;

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the requirement that four-fifths (80%) of our stockholders entitled to vote in the election of directors approve certain transactions between us and certain of our stockholders who beneficially own, directly or indirectly, 5% or more of our outstanding stock entitled to vote in elections of directors, including the merger of W. R. Berkley Corporation into such person, our disposition of substantial assets to such person or our exchange of voting securities with such person for the sale or lease to us of securities or assets of such person;

•	advance notice procedures governing the ability of stockholders to raise business or make nominations at stockholders’ meetings; and

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors (see “—Authorized and Outstanding Capital Stock” and “—Preferred Stock”).

See “—Restrictions on Ownership under Insurance Laws” and “—Delaware General Corporation Law” for other provisions applicable to us that may discourage takeovers.

Classified Board of Directors; Number of Directors; Filling of Vacancies

Our certificate of incorporation and by-laws provide for a board of directors divided into three classes, with one class generally being elected each year to serve for a three-year term. As a result, at least two annual meetings of stockholders may be required for stockholders to change a majority of our board of directors. However, the board of directors may authorize director terms shorter than three years. Our certificate of incorporation and by-laws also provide that newly created directorships resulting from any increase in the authorized number of up to 15 directors, or any vacancy, may be filled by a vote of a majority of directors then in office. Accordingly, our board of directors may be able to prevent any stockholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees. Directors may be removed at any time for cause by the majority vote of the directors then in office. Additionally, directors may be removed with or without cause by the vote or consent of four-fifths (80%) of our stockholders entitled to vote in the election of directors.

Stockholder Approval of Certain Transactions Effecting a Change of Control

The affirmative vote or consent of four-fifths (80%) of our stockholders entitled to vote in the election of directors is required to authorize any of the following transactions:

•	our merger or consolidation into any other corporation or entity;

•	the sale, lease, exchange, mortgage or other disposition of all or any substantial part of our assets to any other corporation, person or other entity; or

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the sale or lease by any other corporation, person or entity to us or any of our subsidiaries of any securities or assets, except assets having an aggregate fair market value of less than $4,000,000, in exchange for our or any of our subsidiaries’ voting securities, including securities convertible into voting securities or options and warrants or rights to purchase voting securities;

if such corporation, person or entity is, or has been at any time within the preceding two years, the beneficial owner of 5% or more of the outstanding shares of our stock entitled to vote in the election of directors. These transactions do not require a four-fifths (80%) stockholder vote if (a) our board of directors approved a memorandum of understanding with the other corporation prior to the time the other corporation became a beneficial owner of more than 5% of the outstanding shares of our stock entitled to vote in the election of directors or (b) a majority of the outstanding shares of all classes of stock entitled to vote in the election of directors of the target corporation is owned by us.

Advance Notice for Raising Business or Making Nominations at Meetings

Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual or special meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at a special meeting of stockholders as has been specified in our notice to stockholders of such meeting, which notice will be given not less than 10 nor more than 60 days before the date of the meeting. Only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given to the secretary of W. R. Berkley Corporation timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The chairman of the meeting will have the authority to make all determinations with respect to these matters. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

To be timely, notice of business to be brought before an annual meeting, or nominations of candidates for election as directors at an annual meeting, is required to be received by the secretary of W. R. Berkley

Corporation not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one-hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Similarly, notice of nominations to be brought before a special meeting of stockholders for the election of directors is required to be delivered to the secretary not earlier than the one-hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice of any nomination for election as a director is required to set forth:

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as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor rule or regulation;

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as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (1) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and (2) the class and number of our shares which are owned beneficially and of record by such stockholder and such beneficial owner; and

•	such other information and representations, warranties and certifications set forth in our by-laws and as may be required by applicable law.

Restrictions on Ownership under Insurance Laws

Although our certificate of incorporation and by-laws do not contain any provision restricting ownership as a result of the application of various state insurance laws, these laws will be a significant deterrent to any person interested in acquiring control of us. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control generally would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, unless the applicable insurance regulatory authorities determine otherwise.

Delaware General Corporation Law

The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation and our certificate of incorporation does not exclude us from the restrictions imposed thereunder. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that such person became an interested stockholder unless:

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the transaction that results in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•	upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and shares owned by certain employee stock plans; or

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on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

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an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approved either the business combination or the transaction resulting in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

Limitations on Director Liability

Our certificate of incorporation contains a provision that is designed to limit our directors’ liability to the extent permitted by the Delaware General Corporation Law and any amendments to that law. Specifically, directors will not be held liable to the Company or its stockholders for monetary damages for an act or omission in their capacity as a director, except for liability as a result of:

•	a breach of the duty of loyalty to the Company or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payment of an improper dividend or improper redemption or repurchase of the Company’s stock under Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director received an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of the Company unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws. Our certificate of incorporation also does not eliminate our directors’ duty of care. The inclusion of the limitation on liability provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the Company and our stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director’s breach of the duty of care.

Our certificate of incorporation also provides that we shall indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law, as in effect. We are required to indemnify our directors and officers for all expense, liability and loss, including judgments, fines, amounts paid in settlement, legal fees and other expenses reasonably incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s position with the Company or another entity that the director or officer serves at our request, subject to certain conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must succeed in the legal proceeding or act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, in a manner he or she reasonably believed to be lawful.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer depositary shares, representing fractional interests in debt securities or fractional shares of our common stock or a particular series of our preferred stock, as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The interests in a security of a particular series of debt securities or shares of common stock or any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by such depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in debt securities or fractional shares of common stock or preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable deposit agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any deposit agreement if we offer depositary shares, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We urge you to read the applicable deposit agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received in respect of the debt securities, common stock or class or series of preferred stock, as the case may be, to the record holders of depositary shares relating to such debt securities, common stock or class or series of preferred stock in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common stock or class or series of preferred stock or any debt securities represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common stock or class or series of preferred stock or debt securities on the basis set forth in the prospectus supplement for such common stock or class or series of preferred stock or debt securities, but holders of such whole common stock or preferred stock or such debt securities will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common stock or preferred stock or debt securities to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preferred shares or fractional interests in debt securities be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

Whenever we redeem a debt security, common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing interests in the debt securities or shares of the common stock or preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable with respect to such redeemed series of debt securities, common stock or preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata, as may be determined by the depositary.

Exercise of Rights under the Indenture or Voting the Common Stock or Preferred Stock

Upon receipt of notice of any meeting at which the holders of the debt securities, common stock or preferred stock, as the case may be, are entitled to vote or respond to requests for instructions or directions, the depositary will transmit the information contained in such notice of meeting to the record holders of the depositary shares relating to such debt securities, common stock or preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by such holder’s depositary shares or how to vote the amount of common stock or preferred stock represented by such holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, insofar as practicable, to give instructions or directions with respect to the debt securities or vote the number of shares of common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, to the extent it does not receive specific instructions from the holders of depositary shares representing such debt securities or shares of common stock or preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Additionally, unless otherwise provided in the related prospectus supplement, in the case of amendments relating to or affecting rights to receive interest, dividends or distributions or instruction, direction, voting, repayment or redemption rights, approval is required by the holders of depositary receipts representing 66 2/3% of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares have been redeemed;

•	if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for our common stock;

•

there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding-up, and such repayment, redemption or distribution proceeds, as the case may be, has been distributed to the holders of depositary receipts; or

•	upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the debt securities, common stock or preferred stock, as the case may be, and any repayment or redemption of such debt securities, common stock or preferred stock, as the case may be. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of debt securities or shares of common stock or preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such debt securities or shares of common stock or preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of debt securities, common stock or preferred stock, as the case may be.

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of our and their respective duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE DEBT SECURITIES

The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under an indenture, dated as of May 12, 2020, between us and The Bank of New York Mellon, as trustee, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We refer to this indenture in this prospectus as the “senior indenture.” Our subordinated debt securities are to be issued under an indenture, dated as of March 26, 2018, between us and The Bank of New York Mellon, as trustee, which we sometimes refer to in this prospectus as the “subordinated indenture,” which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are sometimes referred to herein collectively as the “W. R. Berkley indentures” and each individually as a “W. R. Berkley indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement.

The following are summaries of the material terms and provisions of the W. R. Berkley indentures and the related debt securities. You should refer to the W. R. Berkley indentures and the debt securities for complete information regarding the terms and provisions of the W. R. Berkley indentures, including the definitions of some of the terms used below, and the debt securities. Wherever particular articles, sections or defined terms of a W. R. Berkley indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. Wherever particular articles, sections or defined terms of a W. R. Berkley indenture, without specific reference to a particular W. R. Berkley indenture, are referred to, those articles, sections or defined terms are contained in all W. R. Berkley indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination.

General

The W. R. Berkley indentures do not limit the aggregate principal amount of the debt securities which we may issue thereunder and provide that we may issue the debt securities thereunder from time to time in one or more series. (Section 3.1). The W. R. Berkley indentures do not limit the amount of other Indebtedness or the debt securities which we or our Subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of ours as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement. The W. R. Berkley indentures do not limit the amount of senior, pari passu and junior Indebtedness that we may issue.

As of September 30, 2026, we had outstanding approximately $1,825 million face value of senior notes and other debt, in addition to $1,035 million face value of subordinated debentures.

Because we are a holding company, our rights and the rights of our creditors, including the holders of our debt securities, and stockholders to participate in any distribution of assets of any Subsidiary upon the Subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the Subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the Subsidiary. The rights of our creditors, including the holders of our debt securities, to participate in the distribution of stock owned by us in certain of the Subsidiaries, including our insurance Subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such Subsidiaries. As of September 30, 2026, our Subsidiaries had approximately $6.5 million of indebtedness for borrowed money.

The prospectus supplement relating to the particular debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

•	any limit upon the aggregate principal amount of such debt securities;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

•

the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined, including, if applicable, any remarketing option or similar method, and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•

the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•

whether any of such debt securities are to be redeemable at our option, whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof, and the terms of such option or obligation, as described under “—Redemption” below;

•

if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•

whether the debt securities will be convertible into common stock and/or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount, or the method by which such portion will be determined, of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•

if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

•

whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	any modifications of or additions to the Events of Default or covenants of ours with respect to such debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any modifications or additions to the applicable W. R. Berkley indenture in respect of such debt securities. (Section 3.1).

We will have the ability under the W. R. Berkley indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.1).

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us for such purposes. In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Sections 3.7 and 10.2).

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer or exchanged for other debt securities of the same series, containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, at the office or agency maintained by us for such purposes. Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to:

•

issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of transmittal of a notice of redemption of any such debt securities and ending at the close of business on the day of such transmittal; or

•	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5).

We have appointed the trustee as security registrar. Any transfer agent, in addition to the security registrar, initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Section 10.2).

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. (Section 3.2). The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States Federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities, bearing no interest or bearing interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their principal amount. Special United States Federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States Federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

We will comply with Section 14(e) of the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the W. R. Berkley indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any modifications of or additions to the Events of Default described below or our covenants contained in the W. R. Berkley indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock or other securities, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable W. R. Berkley indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The W. R. Berkley indentures provide that if:

•

the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable W. R. Berkley indenture and a successor depositary is not appointed by us within 90 days of written notice;

•	we determine that the debt securities of a particular series will no longer be represented by global securities and we execute and deliver to the trustee a company order to such effect; or

•	an Event of Default with respect to a series of the debt securities has occurred and is continuing,

then, in any such case, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5). It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Payment of Additional Amounts

We will make all payments of principal of, and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by:

•	the laws, or any regulations or rulings promulgated thereunder, of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein; or

•

an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings, including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof.

If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable W. R. Berkley indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder:

•

was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security;

•	presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere; or

•

presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request:

•	to provide information concerning the nationality, residence or identity of the holder or such beneficial owner; or

•

to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3) above.

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary, partnership, other fiscally transparent entity or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction, or any political subdivision or relevant taxing authority thereof or therein, to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, partner, member of such other fiscally transparent entity or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 10.4 of the senior indenture and the subordinated indenture).

Redemption

If provided in the related prospectus supplement, we will have the right to redeem some or all of the debt securities. The prospectus supplement relating to the particular debt securities offered thereby will describe:

•

whether and on what terms we will have the option to redeem such debt securities in lieu of paying additional amounts in respect of certain taxes, fees, duties, assessments or governmental charges that might be imposed on holders of such debt securities;

•

whether any of such debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at our option; and

•

whether we will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased.

If provided in the related prospectus supplement, the holders of the debt securities may have the right to cause us to repay their indebtedness upon a change of control of W. R. Berkley Corporation.

Each W. R. Berkley indenture provides that if we do not redeem all of the debt securities thereunder, the securities to be redeemed will be selected in accordance with the procedures of the depositary. If any debt securities are to be redeemed in part only, we will issue a new note for such securities in principal amount equal to the unredeemed principal portion. If a portion of your debt securities is selected for partial redemption and you convert or elect repurchase of a portion of your securities, the converted or repurchased portion will be deemed to be taken from the portion selected for redemption. Unless otherwise provided in the prospectus supplement, notice of redemption setting forth the redemption date and redemption price must be given at least 30 days and not more than 60 days prior to the redemption date.

Notice of any redemption will be transmitted at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or portions thereof called for redemption.

Consolidation, Amalgamation, Merger and Sale of Assets

Each W. R. Berkley indenture provides that we may not:

(1) consolidate or amalgamate with or merge into any Person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any Person; or

(2) permit any Person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:

•

in the case of (1) above, such Person is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, Bermuda, the Cayman Islands, Ireland, Switzerland, the United Kingdom or any other country which is on the date of such W. R. Berkley indenture a member of the Organization of Economic Cooperation and Development, and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of our obligations under such W. R. Berkley indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common stock or other securities;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing; and

•	certain other conditions are satisfied. (Section 8.1).

Events of Default

Except as otherwise provided in the related prospectus supplement and specifically deleted or modified in or pursuant to the related supplemental indenture, board resolution or officer’s certificate establishing the terms of any series of debt securities pursuant to the applicable W. R. Berkley indenture, each of the following events will constitute an Event of Default under the applicable W. R. Berkley indenture with respect to any series of debt securities issued thereunder, whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3) default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of such series;

(4) default in the performance, or breach, of any covenant or warranty of ours contained in the applicable W. R. Berkley indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such W. R. Berkley indenture;

(5) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of ours, whether such Indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of such Indebtedness at the maturity thereof, after giving effect to any applicable grace period, or results in such Indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable W. R. Berkley indenture;

(6) failure within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(7) certain events in our bankruptcy, insolvency or reorganization; and

(8) any other Event of Default provided in or pursuant to the applicable W. R. Berkley indenture with respect to the debt securities of such series. (Section 5.1).

If an Event of Default with respect to the debt securities of any series, other than an Event of Default described in (7) of the preceding paragraph, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable W. R. Berkley indenture may declare the principal amount, or such lesser amount as may be provided for in the debt securities of such series, of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable W. R. Berkley indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in (7) of the preceding paragraph will cause the principal amount and accrued interest, or such lesser amount as provided for in the debt securities of such series, to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2).

Each W. R. Berkley indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such W. R. Berkley indenture, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived; provided, however, that the trustee may withhold such notice if and so long as the board of directors, the executive committee or the trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series; and provided, further, that in the case of any default of the character described in (5) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.3).

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.3). Each W. R. Berkley indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such W. R. Berkley indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity reasonably satisfactory to the trustee. (Sections 6.1 and 6.2). Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable W. R. Berkley indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series. (Section 5.12).

Modification and Waiver

We and the trustee may modify or amend a W. R. Berkley indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

•

reduce the principal amount of, or the rate, or modify the calculation of such rate, of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

•	change our obligation to pay additional amounts with respect to any debt security;

•

reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

•	change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date;

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of debt securities in Section 15.4 of the applicable W. R. Berkley indenture;

•

modify any of the provisions in the applicable W. R. Berkley indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities except to increase any percentage vote required or to provide that other provisions of such W. R. Berkley indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security into or for our common stock or other debt securities or other securities, cash or property in accordance with its terms;

•	modify any of the provisions of the subordinated indenture relating to the subordination of the subordinated debt securities in a manner adverse to holders of the subordinated debt securities; or

•	modify any of the above provisions. (Section 9.2).

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness. (Section 9.7 of the subordinated indenture).

We and the trustee may modify or amend a W. R. Berkley indenture and the debt securities of any series without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable W. R. Berkley indenture;

•	provide for a successor trustee with respect to the debt securities of all or any series;

•

cure any ambiguity or correct or supplement any provision in the applicable W. R. Berkley indenture which may be defective or inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the applicable W. R. Berkley indenture which will not adversely affect the interests of the holders of debt securities of any series;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under the applicable W. R. Berkley indenture;

•	add any additional Events of Default with respect to all or any series of debt securities;

•	secure the debt securities;

•	provide for conversion or exchange rights of the holders of any series of debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable W. R. Berkley indenture. (Section 9.1).

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable W. R. Berkley indenture. (Section 10.6). The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable W. R. Berkley indenture with respect to debt securities of that series, except a default:

•	in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series; or

•

in respect of a covenant or provision of the applicable W. R. Berkley indenture that cannot be modified or amended without the consent of the holder of each debt security of any series. (Section 5.13).

Under each W. R. Berkley indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under such W. R. Berkley indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default. (Section 10.7).

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or are scheduled for redemption within one year, by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit, if such debt securities have become due and payable, or to the maturity thereof, as the case may be. (Section 4.1).

Each W. R. Berkley indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, we may elect either:

•

to defease and be discharged from any and all obligations with respect to such debt securities, except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust; or

•

to be released from our obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities.

Such defeasance or such covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, such debt securities on the scheduled due dates. (Section 4.2).

Such a trust may only be established if, among other things:

•

the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable W. R. Berkley indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date; and

•

we have delivered to the trustee an opinion of counsel, as specified in the applicable W. R. Berkley indenture, to the effect that the holders of such debt securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States Federal income tax law occurring after the date of the applicable W. R. Berkley indenture. (Section 4.2).

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1).

“Government Obligations” means debt securities which are:

(1) direct obligations of the United States of America or the government or the governments which issued the Foreign Currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the Foreign Currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1).

If after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable W. R. Berkley indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security; or

(2) a Conversion Event occurs in respect of the Foreign Currency in which such deposit has been made;

then the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such Conversion Event based on:

•	in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date; or

•	with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect, as nearly as feasible, at the time of the Conversion Event. (Section 4.2).

“Conversion Event” means the cessation of use of:

•

a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

All payments of principal of, any premium and interest on, and any additional amounts with respect to, any debt security that are payable in a Foreign Currency that ceases to be used by the government or governments of issuance will be made in U.S. dollars. (Section 1.1).

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Subordination of the Subordinated Debt Securities

The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. (Section 16.1 of the subordinated indenture). In the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets;

•	any voluntary or involuntary liquidation, dissolution or other winding-up of ours, whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding-up event. (Section 16.3 of the subordinated indenture).

By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full. (Section 16.4 of the subordinated indenture).

No payment of principal, including redemption and sinking fund payments, of or any premium or interest on or any additional amounts with respect to the subordinated debt securities may be made:

•	if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist; or

•	if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. (Section 16.2 of the subordinated indenture).

The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

The term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

•	the subordinated debt securities;

•

Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

•	Indebtedness of ours to an affiliate of ours;

•

interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws; and

•	trade accounts payable.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 16.8 of the subordinated indenture).

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

New York Law to Govern

The W. R. Berkley indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed wholly in that state. (Section 1.14).

Information Concerning the Trustee

We may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business. The trustee will be named in the applicable prospectus supplement.

Under each W. R. Berkley indenture, the trustee may be required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable W. R. Berkley indenture and related matters. (Section 7.3).

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON STOCK OR PREFERRED STOCK

We may issue stock warrants for the purchase of shares of our common stock or shares of preferred stock. The stock warrants, evidenced by stock warrant certificates, may be issued under a stock warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If stock warrants are offered, the related prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the number of warrants offered;

•	the designation and terms of the common stock or preferred stock purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of one stock warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the stock warrants shall commence and the date on which such right shall expire;

•	the procedure for exercise of the stock warrants and the circumstances, if any, that will cause the stock warrants to be automatically exercised;

•	a discussion of certain United States Federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other material terms of the stock warrants.

After stock warrants expire, they will become void.

The shares of common stock or preferred stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable.

Exercise of Stock Warrants

Stock warrants may be exercised by surrendering to the stock warrant agent the stock warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent, indicating the warrantholder’s election to exercise all or a portion of the stock warrants evidenced by the certificate. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority (“FINRA”) or by a member of a national securities exchange. Surrendered stock warrant certificates shall be accompanied by payment of the aggregate exercise price of the stock warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common stock or the preferred stock, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of shares of common stock or preferred stock purchased. If less than all of the stock warrants evidenced by any stock warrant certificate are exercised, the stock warrant agent shall deliver to the exercising warrantholder a new stock warrant certificate representing the unexercised stock warrants.

Anti-dilution and Other Provisions

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each stock warrant and the number of stock warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock, respectively, or a combination, subdivision or reclassification of common stock or preferred stock, respectively. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding stock warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which such stock warrants were exercisable immediately prior thereto.

No Rights as Stockholders

Holders of stock warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The description in an accompanying prospectus supplement of any stock warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable stock warrant agreement, which will be filed with the SEC if we offer stock warrants. For more information on how you can obtain copies of any stock warrant agreement if we offer stock warrants, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We urge you to read the applicable stock warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of the material provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Debt Warrant Agreement filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	the procedure for exercise of the debt warrants and the circumstances, if any, that will cause the debt warrants to be automatically exercised;

•	a discussion of certain United States Federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

After debt warrants expire, they will become void.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable W. R. Berkley indenture except as otherwise provided in the applicable W. R. Berkley indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed, and by payment in full of the exercise price, as set forth in the related prospectus supplement. The signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

The description in an accompanying prospectus supplement of any debt warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable debt warrant agreement, which will be filed with the SEC if we offer debt warrants. For more information on how you can obtain copies of any debt warrant agreement if we offer debt warrants, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We urge you to read the applicable debt warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or shares of preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, any of the following:

•	our senior debt securities or our subordinated debt securities;

•	our common stock;

•	our preferred stock;

•	other stock purchase contracts;

•	depositary shares representing fractional interests in debt securities or shares of common stock or preferred stock; or

•	preferred securities or debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units; and

•	if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

The applicable stock purchase contract agreement, stock purchase unit agreement or prepaid stock purchase contract, as applicable, will be filed with the SEC if we offer stock purchase contracts or stock purchase units. For more information on how you can obtain copies of any such agreement, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” We urge you to read the applicable stock purchase contract agreement or stock purchase unit agreement and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the offered securities in any one or more of the following ways from time to time: through agents; to or through underwriters; through dealers; directly to purchasers; or through a combination of any of these methods. In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in the event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in a prospectus supplement. The prospectus supplement will describe, as applicable: the terms of the offering; the names of any underwriters, dealers or agents and the name or names of any managing underwriter or underwriters; the purchase price of the offered securities and the net proceeds to us from such sale; any delayed delivery arrangements; any underwriting discounts or commissions, commissions paid to agents and other items constituting underwriters’ or agents’ compensation; any initial public offering price; any discounts or concessions allowed or reallowed or paid to dealers; and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold.

Offers to purchase offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals for their own accounts or as our agents. Any such remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us at the public offering price, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed delivery contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions described in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the shares of common stock that are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement. Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of W. R. Berkley Corporation and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, relating to our common stock and other securities. This prospectus is a part of such registration statement, but such registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our public filings, including the registration statement and the exhibits and schedules thereto, are available from the SEC’s website at http://www.sec.gov. Our SEC filings and information about us are also available on our website at http://www.wrberkley.com. Information on our website is not a part of this prospectus. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

Information that we file later with the SEC will automatically update and supersede information in this prospectus or in any documents previously incorporated by reference. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in any documents previously incorporated by reference, have been modified or superseded. See “Incorporation of Certain Documents by Reference.”

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

In addition, we will make the information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 1, 2026;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on July 31, 2026;

•	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026, filed with the SEC on November 2, 2026;

•	our Current Reports on Form 8-K, filed with the SEC on June 5, 2026, June 10, 2026, June 11, 2026, and June 26, 2026;

•

our Definitive Proxy Statement on Schedule  14A, filed with the SEC on April  22, 2026 (solely to the extent incorporated by reference into Part  III of our Annual Report on Form 10-K for the year ended December 31, 2025); and

•

the description of our securities contained in  Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026, including any amendments or supplements thereto.

All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of the offering of securities under this prospectus will be deemed to be incorporated by reference into this prospectus. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.

To receive a free copy of any of the documents incorporated by reference in this prospectus, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, call us at (203) 629-3000 or write us at the following address: W. R. Berkley Corporation, 475 Steamboat Road, Greenwich, Connecticut 06830, Attention: Philip S. Welt, Esq., Executive Vice President and Secretary.

Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at http://www.wrberkley.com. The information on our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions. All amounts shown are estimates except the Commission registration fee.

Commission registration fee	$(1)
Trustee’s fees and expenses	$(2)
Printing and engraving expenses	$(2)
Accounting fees and expenses	$(2)
Legal fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)	Pursuant to Rule 456(b) and Rule 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.
(2)	These fees and expenses are calculated based on the number of issuances in applicable offerings and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law, as amended, which is applicable to us, provides in regard to indemnification of directors and officers as follows:

145. Indemnification of Officers, Directors, Employees and Agents; Insurance.

(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made with respect to a person who is a director or an officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

As permitted by the Delaware General Corporation Law, our stockholders approved an amendment to our certificate of incorporation containing provisions eliminating a director’s personal liability for monetary damages to us and our stockholders arising from a breach of a director’s fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law, liability for any breach of the director’s duty of loyalty to us or our stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which the director received an improper personal benefit. The amendment also provides for indemnification of directors, officers and other persons under certain circumstances.

We maintain policies of insurance under which we and our directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim that may be made against us or any of our directors or officers by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in our or their respective capacities.

Item 16.	Exhibits

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3.

(1.1)*	Form of Underwriting Agreement.

(4.1)	The Company’s Restated Certificate of Incorporation, as amended through May 10, 2004 (incorporated by reference to Exhibits 3.1 and 3.2 of the Company’s Quarterly Report on Form 10-Q (File No. 1-15202) filed with the SEC on August 6, 2003).

(4.2)	Amendment, dated May 11, 2004, to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.2 of the Company’s Quarterly Report on Form 10-Q (File No. 1-15202) filed with the SEC on August 5, 2004).

(4.3)	Amendment, dated May 16, 2006, to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 1-15202) filed with the SEC on May 17, 2006).

(4.4)	Amendment, dated June 12, 2020, to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-15202) filed with the SEC on June 16, 2020).

(4.5)	Amendment, dated June 15, 2022, to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-15202) filed with the SEC on June 16, 2022).

(4.6)	Amendment, dated June 11, 2025, to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 1-15202) filed with the SEC on June 13, 2025).

(4.7)	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 1-15202) filed with the SEC on March 1, 2023).

(4.8)	Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.1 of the Company’s Annual Report on Form 10-K (File No. 1-15202) filed with the SEC on February 27, 2026).

(4.9)	Senior Indenture, dated as of May 12, 2020, between W. R. Berkley Corporation and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to W. R. Berkley Corporation’s Current Report on Form 8-K dated May 12, 2020).

(4.10)	Subordinated Indenture, dated as of March 26, 2018, between W. R. Berkley Corporation and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to W. R. Berkley Corporation’s Current Report on Form 8-K dated March 26, 2018).

(4.11)*	Form of Certificate of Designation for the Preferred Stock of W. R. Berkley Corporation (together with form of Preferred Stock Certificate)

(4.12)*	Form of Deposit Agreement (including form of Depositary Receipt)

(4.13)*	Form of Senior Note

(4.14)*	Form of Subordinated Note

(4.15)*	Form of Common Stock Warrant Agreement (including form of Warrant)

(4.16)*	Form of Preferred Stock Warrant Agreement (including form of Warrant)

(4.17)*	Form of Debt Warrant Agreement (including form of Warrant)

(4.18)*	Form of Stock Purchase Contract Agreement

(4.19)*	Form of Stock Purchase Unit Agreement (including form of Purchase Unit Certificate)

(4.20)*	Form of Pledge Agreement

(5.1)**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

(23.1)**	Consent of KPMG LLP, Independent Registered Public Accounting Firm

(23.2)**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

(24.1)**	Power of Attorney (included on signature pages)

(25.1)**	Statement of Eligibility of The Bank of New York Mellon, as trustee, on Form T-1 for the W. R. Berkley Corporation Senior Indenture—dated as of May 12, 2020.

(25.2)**	Statement of Eligibility of The Bank of New York Mellon, as trustee, on Form T-1 for the W. R. Berkley Corporation Subordinated Indenture—dated as of March 26, 2018.

(107)**	Filing Fee Table

*

To be filed, if necessary, subsequent to the effective date of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

**	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

i.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on the 2nd day of November 2026.

W. R. BERKLEY CORPORATION

By:	/s/ W. Robert Berkley, Jr.
W. Robert Berkley, Jr.
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each individual whose signature appears below hereby constitutes and appoints each of W. Robert Berkley, Jr., Richard M. Baio and Philip S. Welt, and each of them, as his or her true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (i) any and all amendments, including post-effective amendments, to this registration statement, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, (iii) any exhibits to any such registration statement or amendments, including post-effective amendments, or (iv) any and all applications and other documents in connection with any such registration statement or amendments, including post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 2nd day of November 2026.

Signature	Title

/s/ W. Robert Berkley, Jr. W. Robert Berkley, Jr.	Chairman, Chief Executive Officer and President (Principal Executive Officer)

/s/ Richard M. Baio Richard M. Baio	Executive Vice President - Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher L. Augostini Christopher L. Augostini	Director

/s/ Ronald E. Blaylock Ronald E. Blaylock	Director

/s/ Andrew J. Carrier Andrew J. Carrier	Director

/s/ Mary C. Farrell Mary C. Farrell	Director

/s/ María Luisa Ferré María Luisa Ferré	Director

/s/ Marie A. Mattson Marie A. Mattson	Director

/s/ Daniel L. Mosley Daniel L. Mosley	Director

/s/ Robert A. Rusbuldt Robert A. Rusbuldt	Director

/s/ Jonathan Talisman Jonathan Talisman	Director